UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2017

FIRST HARVEST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55120	46-2143018
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5015 W. Nassau Street

Tampa, Florida 33607

(Address of principal executive offices) (zip code)

(877) 749-5909

(Registrant’s telephone number, including area code)

Copy to:

Andrea Cataneo

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2017, First Harvest Corp. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Interactive Systems Worldwide, Inc. (“ISWI”). Pursuant to the Agreement, the Company purchased from ISWI all of its assets (the “Interactive Assets”), which include software systems developed by ISWI for the purposes of wagering on sporting events called the SportXction® Software System and other related intellectual property rights. The Company did not assume any of ISWI’s liabilities.

In consideration for the Interactive Assets, the Company issued to ISWI 2,000,000 shares of Company common stock (the “Shares”). The transaction closed on July 19, 2017.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement that is filed herewith as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

The issuance of the Shares to ISWI was exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01.	Other Events.

On July 20, 2017, the Company issued a press release announcing the transaction with ISWI. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financials Statements and Exhibits.

Description

10.1	Asset Purchase Agreement between First Harvest Corp. and Interactive Systems Worldwide, Inc., dated July 17, 2017
99.1	Press Release, dated July 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HARVEST CORP.

Dated: July 20, 2017	By:	/s/ Kevin Patrick Gillespie
Kevin Patrick Gillespie
Chief Executive Officer